UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAS Acquisition, Inc.
(Exact Name of registrant in its charter)

Nevada	6770	47-1169948
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 5881 NW 151 ST. Suite 216
Miami Lakes, FL  33014
954-362-7598
 (Address and telephone number of principal executive offices)

Harold Gewerter, Esq.
5536 S. Ft. Apache #102
Las Vegas, NV 89148
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq.
5536 S. Ft. Apache #102
Las Vegas, NV 89148
(702) 382-1714
E-mail: harold@gewerterlaw.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock-New Issue	$100,000.00	$0.02	$20,000.00	$2.73

Common Stock—Current Shareholder	$800,000.00	$0.02	$160,000.00	$21.82
_________________

(1)  This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus
NAS Acquisition, Inc.
9,000,000 Shares of Common Stock
$0.02 per share

NAS Acquisition, Inc. (“NAS” or the "Company") is offering on a best-efforts basis a minimum of 250,000 and a maximum of 1,000,000 shares of its common stock at a price of $0.02 per share. In addition there are 8,000,000 shares of common stock being registered for sale from our sole shareholder also at $0.02 per share. The selling shareholder shares will not be offered until all 1,000,000 shares offered by the Company have been sold.  If the offering is terminated before the maximum is reached, no shares owned by Miguel Dotres will be sold.   Miguel Dotres is an underwriter for the purposes of this offering. The shares are intended to be sold directly through the efforts of Andrew Deme, our Secretary and Treasurer. Miguel Dotres’ sale is subject to the requirements of Rule 419 and the shares he is offering during the offering period will be deposited into the escrow account prior to commencement of this offering. Further, all proceeds from the resale of his shares will be deposited into the Escrow Account pending completion of this offering and any acquisition. The intended methods of communication by Andrew Deme include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering should be payable to Branch Banking & Trust Company (the “Trustee” or the “Escrow Agent”) fbo NAS Acquisition, Inc. All subscription funds will be held in escrow by the Trustee in a non-interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to NAS Acquisition, Inc. until such a time as the Minimum Offering is attained, at which time such release shall be limited to 10% of the proceeds for expenses. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive any interest payments no matter how long subscriber funds might be held. The offering will terminate at the discretion of the Company on the earlier of: (i) the date when the sale of all 1,000,000 shares to be sold by the issuer is completed, (ii) anytime after the minimum offering of 250,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto with a maximum extension totaling 180 days.

Prior to this offering, there has been no public market for NAS Acquisition, Inc.'s common stock. The Company is a company that currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds, and the securities to be issued to investors will be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting the requirements of Rule 419 (see Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the Deposited Funds will be returned on a pro rata basis to all investors.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 9.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.02	$0.00	$0.02

Minimum	250,000	$5,000	$0.00	$5,000

Maximum	1,000,000	$20,000	$0.00	$20,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated September 16, 2014

SUMMARY INFORMATION AND RISK FACTORS

RIGHTS AND PROTECTIONS UNDER RULE 419

The net proceeds of this offering by the Company will be placed in the Escrow Account until the completion of a merger or acquisition as detailed herein other than up to 10% of the proceeds that may be released to the company in accordance with Rule 419 following completion of the minimum offering. Other than the 10% that may be released to the Company, such escrowed funds may not be used for salaries or reimbursable expenses.  Prior to completion of the offering contemplated by this prospectus, all shares offered by the Selling Shareholder will be placed in escrow.  All net funds received from the sale of Selling Shareholder shares will be placed in the Escrow Account pending completion, if any, of an acquisition complying with Rule 419.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

Business Overview

NAS Acquisition, Inc. ("NAS" or the "Company"), was incorporated in the State of Nevada on May 28, 2014, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Miguel Dotres, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Dotres serves as President and sole Director. Andrew Deme is the Secretary and Treasurer.  After creating the Company, Mr. Dotres determined to proceed with filing a Form S-1.

Mr. Dotres, the original President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Mr. Dotres became the officer and director of OICco Acquisition I, Inc. on January 14, 2013.   That entity had previously closed it offering and filed an 8k thereon.   Since his appointment Mr. Dotres has brought the annual and quarterly 34 Act filings up to date.  Mr. Dotres has identified another company for acquisition and engaged in a share exchange agreement with Champion Pain Care Corp. Champion is not the first acquisition by the Company.  On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group, Inc. ("IAG") to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. became a wholly-owned subsidiary of OICco and OICco acquired the business and operations of Imperial Automotive Group, Inc. The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr., and Gary Spaniak, Jr. were appointed as directors of OICco Acquisition I, Inc. On July 2, 2012, the parties entered into an addendum to the exchange agreement agreeing to exchange an additional 45,000,000 shares of OICco Acquisition I, Inc. in exchange for the Imperial Automotive Group which addendum was terminated on August 20, 2012. The escrow was closed on December 11, 2012 and the funds released to the company and the shares delivered to investors.  In July 2013 upon realizing that the expansion of the business was not viable and there were only minimal assets in IAG, it was negotiated between the owners of IAG and OICco I that IAG would remain as a wholly owned subsidiary but that the initial consideration given in the acquisition transaction should be returned and that the owners of IAG would be separately compensated with a smaller amount of stock.

 On July 1, 2013 Mr. Dotres became officer and director of OICco Acquisition IV Inc.  On April 11, 2014 OICco Acquisition IV, Inc. entered into that certain Share Exchange Agreement and Plan of Reorganization (the “Agreement”) with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation (“VapAria”) and the shareholders of VapAria (the “VapAria Shareholders”) pursuant to which agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of our capital stock. On July 31, 2014 all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”), and the transaction closed.

At closing, OICco Acquisition IV Inc. issued the VapAria Shareholders 36,000,000 shares of common stock and 500,000 shares of 10% Series A Convertible Preferred Stock in exchange for the common stock and preferred stock owned by the VapAria Shareholders. The VapAria Shareholders were either accredited or sophisticated investors who had access to information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.
 As a result of the closing of this transaction, VapAria is now a wholly owned subsidiary of our company and its business and operations represent those of our company. Information regarding VapAria’s business and operations, together with its financial statements, are included in the Post-Effective Amendment No. 4 to our Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 30, 2014 (the “Post-Effective Amendment”).

On April 11, 2014 OICco Acquisition IV, Inc. entered into that certain Share Exchange Agreement and Plan of Reorganization (the “Agreement”) with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation (“VapAria”) and the shareholders of VapAria (the “VapAria Shareholders”) pursuant to which we agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of our capital stock. On July 31, 2014 all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”), and the transaction closed.

On November 8, 2013, Mr. Miguel Dotres was appointed as the sole officer and director of Petrus Resources Inc.  Petrus Resources Inc., is an effective Blank Check company.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Shares sold hereunder by the Selling Shareholder will be placed into escrow until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.  While in escrow, the shares will be held for the benefit of the purchasing shareholder.

As of the date of this prospectus, we have 8,000,000 shares of $0.0001 par value common stock issued and outstanding.  These shares may be sold by the Selling Shareholder, but only after 1,000,000 shares are sold by the Company pursuant to this prospectus.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

NAS Acquisition, Inc.’s operations and corporate offices are located at 5881 NW 151 ST. Suite 216, Miami Lakes, FL  33014, with a telephone number of 954-362-7598.

NAS Acquisition, Inc.’s fiscal year end is June 30.

THE OFFERING

NAS Acquisition, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 250,000 and a maximum of 1,000,000 new issue shares of its common stock at a price of $0.02 per share in addition to 8,000,000 shares currently held by the existing shareholder also at $0.02 per share. The proceeds from the sale of the shares in this offering should be payable to “Branch Banking & Trust Company fbo NAS Acquisition, Inc.” and will be deposited in a non-interest bearing Escrow Account until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to NAS Acquisition, Inc., at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. The proceeds from any sale by the Selling Shareholder will also be held in escrow upon their sale.

All subscription funds will be held in escrow pending the achievement of the Minimum Offering after which no funds shall be released to NAS Acquisition, Inc., other than 10% which may only be released to NAS for expenses (see "Plan of Distribution"). The Company intends to withdraw the 10% and investors should expect to receive a return of no more than 90% of their deposited funds in the event that an acquisition is not consummated or such investors choose not to reconfirm, as provided by Rule 419.  The offering by the Company will terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares being sold by the issuer is completed, (ii) anytime after the minimum offering of 250,000 shares of common stock is achieved at the discretion of the Board of Directors, or (ii) 180 days from the effective date of this document, or a 180 day extension thereto at the discretion of the Board of Directors and which extension any subscribers will be notified of in writing a minimum of 30 days prior to the beginning of such extension. If the Minimum Offering is not achieved within 180 days of the date of this prospectus all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees unless the Company extends the offering period an additional 180 days in which case if the Minimum offering still is not achieved, the funds will be returned promptly at the end of the second 180 day period. The determination of the meeting of the minimum offering amount will be made solely based upon the records of Branch Banking & Trust Company.  The Company will cause stock certificates to be issued within five (5) days of the receipt of any subscription and will within 1 day of issuance cause such shares to be delivered to the Escrow Account. Funds received for any subscription will also be placed into the Escrow Account.

The Company is conducting a "Blank Check" offering subject to Rule 419. The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in Escrow Account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the Deposited Funds, the Deposited Funds may not be released until an acquisition meeting the requirements of Rule 419 has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. The Company intends to withdraw the 10% for expenses and investors should expect to receive a return of no more than 90% of their Deposited Funds in the event that an acquisition is not consummated or such investors choose not to reconfirm, as provided by Rule 419.  Pursuant to these procedures, a new prospectus, filed in a post-effective amendment, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds (without interest) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the net Deposited Funds will be returned on a pro rata basis to all investors.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their audited financial statements. The reconfirmation is for the protection of investors as they will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the net Deposited Funds (without interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the offering proceeds elect to reconfirm their investment; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the net Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

NAS Acquisition, Inc. has not secured a transfer agent but will identify one prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to seek quotations or listings for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please see the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following information should be read in conjunction with the financial statements appearing later in this prospectus.

Balance Sheet Data

June 30
2014
ASSETS

Total assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
-
Total current liabilities	$-

Stockholders' deficit
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800
Additional paid in capital	1,700
Accumulated deficit	(2,500)
Total stockholders' deficit	$-

Statement of Operations Data

Operating expenses	Period ended June 30, 2014
General and administrative	$-
Professional fees	2,500
Total operating expenses	2,500

Net loss	$2,500

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

SOLE OFFICER AND DIRECTOR MAY HINDER OPERATIONS. NAS Acquisition, Inc.’s operations depend solely on the efforts of Miguel Dotres and Andrew Deme, the sole officers and director of the Company. Neither has any experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS. Miguel Dotres and Andrew Deme are involved in other employment opportunities and may periodically face a conflict in selecting between NAS Acquisition, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Miguel Dotres or Andrew Deme to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon completion of the minimum offering amount and therefore may not be returned to investors.

Although investors may request the return of their funds in connection with the reconfirmation offering, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction. See Risk Factor entitled "Conflicts of Interest."

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

DISCRETIONARY USE OF PROCEEDS; "BLANK CHECK" OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Description of Business."

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN NO ASSURANCE OF SUCCESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS RESULTS IN NO ASSURANCE OF SUCCESS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity.  A related entity OICco Acquisition I, Inc. completed an acquisition and the same officer and director as the Company determined that the business of the acquired company was not significant enough to devote additional resources to and therefore chose not to expand the operations of the acquired entity but instead to pursue another acquisition. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT POSSIBLE BUSINESS COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, an entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. The Company has no operations to date.  Other than issuing shares to its original shareholder, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS. While seeking a business combination, management anticipates devoting between five and ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations. See "Directors, Executive Officers, Promoters And Control Persons."

CONFLICTS OF INTEREST OFFICER AND DIRECTOR MAY RESULT IN A LOSS OF BUSINESS OR FAILURE TO COMPLETE A MERGER OR ACQUISITION OR TO DO SO AT LESS PROFIT. The Company's officers and director currently participates and may in the future participate in other business ventures which compete directly with the Company. Miguel Dotres currently is a participant in Petrus Resources Inc. of which Miguel Dotres is the sole officer and director.   Additional conflicts of interest and non-arm’s length transactions may also arise in the future in the event the Company's officers and director is involved in the management of any firm with which the Company transacts business.

CONFLICTS RELATING TO THE LOCATION OF MERGER/ACQUISITION CANDIDATES.  Our officers and director are not full time employees of our company and is actively involved in other business pursuits. Miguel Dotres also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest. Since our officers and director are not required to devote any specific amount of time to our business, they will experience conflicts in allocating his time among their various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Miguel Dotres is currently engaged in other business ventures, including other entities with which he is involved, that appear likely to compete directly with the company in connection with the marketing of the companies’ respective securities as well as in connection with the identification of candidates for a business acquisition and the negotiation and consummation of acquisition agreements. Each blank check company in which Miguel Dotres has an interest will have essentially the same structure and the same shareholders. Though there may be slight differences in the shares outstanding, acquisition candidates will be selected based on their capitalization requirements. Due the time limitations for completion of an acquisition, the effectiveness date of the Company's registration will play a pivotal role as to which blank check company will be presented first. If there are multiple blank check companies effective, all will be presented to the prospective purchaser and the purchaser will choose.  See "Directors, Executive Officers, Promoters And Control Persons."

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT BUSINESS COMBINATIONS. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

POSSIBLE INVESTMENT COMPANY ACT REGULATION MAY INCREASE COSTS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT MAY RESULT IN UNCERTAIN MANAGEMENT FUTURE. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION MAY RESULT IN DILUTION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

DISADVANTAGES OF BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post-effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

NO ASSURANCE SHARES WILL BE SOLD MAY LIMIT FUTURE OPERATING CAPITAL. The 1,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

BUSINESS ANALYSIS BY NON PROFESSIONAL MAY INCREASE RISK OF POOR ANALYSIS. Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

ARBITRARY OFFERING PRICE MEANS SHARES MAY NOT REFLECT FAIR MARKET VALUE.. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

NO ASSURANCE OF SUCCESSFUL MARKETING EFFORTS MAY RESULT IN FAILURE OF THE BUSINESS. One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

NO PUBLIC MARKET FOR COMPANY'S SECURITIES MAY LIMIT THE LIQUIDITY OF THE SHARES. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET. All of the 8,000,000 Shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act") (pending effectiveness of this registration statement). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by management eligible for sale in the future which may adversely affect the market price of the Common Stock. Mr. Dotres, our president and director, shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933. The Company is a shell company and that as such, holders of our restricted or control securities will not be able to sell their securities in reliance on Rule 144 until such time, if ever, as we meet the requirements of Rule 144(i)(2).

SUBSCRIPTIONS IRREVOCABLE. Investors subscriptions are irrevocable and therefore the investor’s funds may be held in escrow for longer than a year and that investors will receive no return on invested funds because the escrow account will be non-interest bearing.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. See "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various acquisition efforts within the dollar limits established in the table below.

The Company intends to use the proceeds from this offering for an acquisition as follows:

	Minimum			50% of Maximum			Maximum
Application Of Proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds

Total Offering Proceeds	$5,000	100.00%		$10,000	100.00%		$20,000	100.00%

Net Offering Proceeds	$4,500	90.00%	100%	$9,000	90.00%	100%	$18,000	90.00%	100%

Total Use of Proceeds	$5,000	100.00%		$10,000	100.00%		$10,000	100.00%

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $18,000 or $0.02 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.018 per share while our present stockholders will receive an increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a 90.00% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$ 0.02	$ 0.02
Book Value Per Share Before the Offering	$ 0.00	$ 0.00
Book Value Per Share After the Offering	$0.0045	$0.018
Net Increase to Original Shareholder	$0.0045	$0.018
Decrease in Investment to New Shareholders	$0.0165	$0.002
Dilution to New Shareholders (%)	97.7%	90%

SELLING SHAREHOLDER

	No. Of Shares	Percentage of Shares	No. of Shares	Percentage of Shares
Name	Before Offering	Before Offering	After Offering	After Offering

Miguel Dotres	8,000,000	100%	0	0%

*The selling shareholder  is an underwriter, as such, he will be subject to the applicable prospectus delivery and liability provisions of the Securities Act.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in the common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Andrew Deme, the Secretary and Treasurer of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Andrew Deme. The intended methods of communication include, without limitation, telephone and personal contact. In efforts to sell this offering, no mass advertising methods such as the internet or print media will be used. Every potential purchaser will be provided with a prospectus at the time any offer is made, as well as a copy of the subscription agreement.

Checks payable as disclosed herein received in connection with sales of our securities will be transmitted immediately into an Escrow Account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold. The shares from Miguel Dotres will be placed into the Escrow Account. The escrow agreement sets forth the offering priorities between the Company’s shares and those held by Miguel Dotres.

Andrew Deme will not receive commissions for any sales originated on the Company’s behalf. We believe that Andrew Deme is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Andrew Deme, he:

1.  Is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Miguel Dotres our President and director is an underwriter for the purposes of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria (having a value of at least 80% of the amount raised in this offering) has been consummated and a sufficient number of investors (80% of those purchasing in the offering) reconfirm their investment in accordance with the procedures set forth in Rule 419. An amount equal to 10% of the gross proceeds of the offering may be released to the Company for expenses upon completion of the minimum offering.  Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be filed in a post-effective amendment to this registration statement, and delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the net Deposited Funds (without interest) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the net Deposited Funds will be returned on a pro rata basis to all investors (10% may have been released to the Company upon completion of at least the minimum offering).

The proceeds from the sale of the shares in this offering should be payable to Branch Banking & Trust Company fbo NAS Acquisition, Inc. ("Escrow Account") and will be deposited in a non-interest bearing account until the escrow conditions are met. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds net of amounts releasable under Rule 419 for expenses (up to 10%) will be held in the Escrow Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to NAS Acquisition, Inc. until such a time as the escrow conditions are met other than up to 10% as disclosed herein. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated net funds shall be returned pro rata to investors. Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The escrow agent will continue to receive or hold funds and perform disbursements required or allowed under Rule 419 until either (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, the escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended at the sole discretion of the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days or the second 180 days if the offering period is extended. The fee of the Escrow Agent is $2,500.00 (see Exhibit 99a). The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of the escrow agent, is the only factor assessed in determining whether the minimum offering condition has been met. Branch Banking & Trust Company will act as escrow agent and trustee for investors and it will make the determination based solely on its account records. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99b) and sending it to the Company together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

COMMON STOCK

NAS Acquisition, Inc. is authorized to issue 100,000,000 shares of common stock, $0.0001 par value. The company has issued 8,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of NAS Acquisition, Inc.’s common stock:

1.           Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.           Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs.

3.           Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.           Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

PREFERRED STOCK

NAS Acquisition, Inc. is authorized to issue 25,000,000 shares of common stock, $0.0001 par value. The company has issued no shares of preferred stock to date.

The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of NAS Acquisition, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of NAS Acquisition, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, NAS Acquisition, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, NAS Acquisition, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

Harold P. Gewerter, Esq. is legal counsel to the Company. Mr. Gewerter has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Gewerter has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

DESCRIPTION OF BUSINESS

NAS Acquisition, Inc. (the "Company"), was incorporated on May 28, 2014, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date.  Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Miguel Dotres, the initial director, for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Mr. Dotres served as President, Secretary, Treasurer and Director. Mr. Dotres determined next to proceed with filing a Form S-1.

Mr. Dotres, the initial President and Director, elected to commence implementation of the Company's principal business purpose, described below under “Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Mr. Dotres became the officer and director of OICco Acquisition I, Inc. on January 14, 2013.   That entity had previously closed it offering and filed an 8k thereon.   Since his appointment Mr. Dotres has brought the annual and quarterly 34 Act filings up to date.  Mr. Dotres has identified another company for acquisition and engaged in a share exchange agreement with Champion Pain Care Corp. Champion is not the first acquisition by the Company.  On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group, Inc. ("IAG") to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. became a wholly-owned subsidiary of OICco and OICco acquired the business and operations of Imperial Automotive Group, Inc. The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr., and Gary Spaniak, Jr. were appointed as directors of OICco Acquisition I, Inc. On July 2, 2012, the parties entered into an addendum to the exchange agreement agreeing to exchange an additional 45,000,000 shares of OICco Acquisition I, Inc. in exchange for the Imperial Automotive Group which addendum was terminated on August 20, 2012. The escrow was closed on December 11, 2012 and the funds released to the company and the shares delivered to investors.  In July 2013 upon realizing that the expansion of the business was not viable and there were only minimal assets in IAG, it was negotiated between the owners of IAG and OICco I that IAG would remain as a wholly owned subsidiary but that the initial consideration given in the acquisition transaction should be returned and that the owners of IAG would be separately compensated with a smaller amount of stock.

On July 1, 2013 Mr. Dotres became officer and director of OICco Acquisition IV Inc.  On April 11, 2014 OICco Acquisition IV, Inc. entered into that certain Share Exchange Agreement and Plan of Reorganization (the “Agreement”) with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation (“VapAria”) and the shareholders of VapAria (the “VapAria Shareholders”) pursuant to which agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of our capital stock. On July 31, 2014 all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”), and the transaction closed.

At closing, OICco Acquisition IV Inc. issued the VapAria Shareholders 36,000,000 shares of common stock and 500,000 shares of 10% Series A Convertible Preferred Stock in exchange for the common stock and preferred stock owned by the VapAria Shareholders. The VapAria Shareholders were either accredited or sophisticated investors who had access to information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

 As a result of the closing of this transaction, VapAria is now a wholly owned subsidiary of our company and its business and operations represent those of our company. Information regarding VapAria’s business and operations, together with its financial statements, are included in the Post-Effective Amendment No. 4 to our Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 30, 2014 (the “Post-Effective Amendment”).

On April 11, 2014 OICco Acquisition IV, Inc. entered into that certain Share Exchange Agreement and Plan of Reorganization (the “Agreement”) with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation (“VapAria”) and the shareholders of VapAria (the “VapAria Shareholders”) pursuant to which we agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of our capital stock. On July 31, 2014 all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”), and the transaction closed.

On November 8, 2013, Mr. Miguel Dotres was appointed as the sole officer and director of Petrus Resources Inc.  Petrus Resources Inc., is an effective Blank Check company.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. In order to provide assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, all shares will be placed in escrow, and will not be released until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--
‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Number of Total Employees and Number of Full Time Employees

NAS Acquisition, Inc. plans to rely exclusively on the services of our  officers and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 5881 NW 151 ST. Suite 216, Miami Lakes, FL  33014. Office space, utilities and storage are currently being provided free of charge at the present time at this address. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in NAS Acquisition, Inc. common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. NAS Acquisition, Inc. and its management make no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in your common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

As of the date of this prospectus,

1.           There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of NAS Acquisition, Inc.;
2.           There are currently 8,000,000 shares of our common stock held by our officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;
3.           Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock (8,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, NAS Acquisition, Inc. has 8,000,000 shares of $0.0001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

NAS Acquisition, Inc. was incorporated on May 28, 2014.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's officers, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer.  See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. the company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also that the company intends to file a form 8A registering the company under Section 12G of the Exchange Act within 5 business days of the effectiveness of this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

Mr. Dotres shares must be sold at $0.02 per share, if at all, during the offering period.  It is anticipated that, after the offering period is closed, Mr. Dotres  may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a negotiated price. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity that cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post-effective amendment (reconfirmation). The Company will be subject to all of the reporting requirements of the 1934 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. In the event that a previously approved target acquisition was later voided by management, shareholders may be left without an operating company and thus the value of their shares would be greatly diminished.

The Company's sole shareholder has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money that he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.  While this agreement is not binding, it is in Miguel Dotres’ best interests to continue to advance any funds needed to advance this offering.  He holds a significant number of shares and has already advanced all necessary money required for expenses.  It is currently anticipated that Miguel Dotres will continue to have sufficient funds for these expenses, which are not expected to be significant.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company's sole Officer, Director and principal shareholder or his affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
 ON ACCOUNTING AND FINANCIAL DISCLOSURE

The independent accountant for the company is Malone Bailey, LLP 9801 Westheimer Road, Suite 1100, Houston, TX 77042.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Miguel Dotres	42	President and Director	Inception – current

Andrew Deme	48	Secretary and Treasurer	Inception – current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officers were appointed by our director and will hold office until resignation or removal from office.

(2) Both officers have outside interests and obligations to companies other than NAS Acquisition, Inc. They intends to spend approximately 10 hours per week on the Company’s business affairs. At the date of this prospectus, NAS Acquisition, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Miguel Dotres, President and Director age 42

In December 2004 Mr. Dotres founded Internet Entertainment Programming Network Inc. This company was organized to produce internet radio stations and programming solutions. Mr. Dotres was Chief Executive Officer of the company. From inception to Mr. Dotres resignation from the Company, he provided management and financial backing. In addition, he was instrumental in raising capital to facilitate future growth.  As of December 2006, Mr. Dotres resigned his position to seek other opportunities and continued acting in a limited advisory role with the company until June 2007.

In February 2006 Mr. Dotres co-founded Grid Merchant Partners Inc., an internet based credit card processing and e-check processing company. Grid Merchant Partners electronic transactions included Visa, MasterCard, AMEX, Discover, Debit and EBT. In March 2007 Payless Telecom Solutions Publicly traded company (PYSJ) acquired Grid Merchant Processing Inc. and Mr. Dotres resigned his position April 2007.

In September of 2007 Mr. Dotres became the Chief Operations Officer for Merlot Inc. a Florida restaurant corporation that operated two restaurants in Jupiter, FL.  Mr. Dotres played an integral part in improving operations and increasing sales to over 1.5 million dollars.  Mr. Dotres resigned from the company in July 2010 to seek other opportunities.

From July 2010 to present Mr. Dotres founded Diversified Corporate Investment Group Inc. and is the sole member and control person of this company. Mr. Dotres provides specialized business services to business seeking to build social media awareness and network in the social media space.

Mr. Dotres became the officer and director of OICco Acquisition I, Inc. on January 14, 2013.   That entity had previously closed it offering and filed an 8k thereon.   Since his appointment Mr. Dotres has brought the annual and quarterly 34 Act filings up to date.  Mr. Dotres has identified another company for acquisition and engaged in a share exchange agreement with Champion Pain Care Corp. Champion is not the first acquisition by the Company.  On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group, Inc. ("IAG") to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. became a wholly-owned subsidiary of OICco and OICco acquired the business and operations of Imperial Automotive Group, Inc. The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr., and Gary Spaniak, Jr. were appointed as directors of OICco Acquisition I, Inc. On July 2, 2012, the parties entered into an addendum to the exchange agreement agreeing to exchange an additional 45,000,000 shares of OICco Acquisition I, Inc. in exchange for the Imperial Automotive Group which addendum was terminated on August 20, 2012. The escrow was closed on December 11, 2012 and the funds released to the company and the shares delivered to investors.  In July 2013 upon realizing that the expansion of the business was not viable and there were only minimal assets in IAG, it was negotiated between the owners of IAG and OICco I that IAG would remain as a wholly owned subsidiary but that the initial consideration given in the acquisition transaction should be returned and that the owners of IAG would be separately compensated with a smaller amount of stock.

On July 1, 2013 Mr. Dotres became officer and director of OICco Acquisition IV Inc.  On April 11, 2014 OICco Acquisition IV, Inc. entered into that certain Share Exchange Agreement and Plan of Reorganization (the “Agreement”) with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation (“VapAria”) and the shareholders of VapAria (the “VapAria Shareholders”) pursuant to which agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of our capital stock. On July 31, 2014 all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”), and the transaction closed.

At closing, OICco Acquisition IV Inc. issued the VapAria Shareholders 36,000,000 shares of common stock and 500,000 shares of 10% Series A Convertible Preferred Stock in exchange for the common stock and preferred stock owned by the VapAria Shareholders. The VapAria Shareholders were either accredited or sophisticated investors who had access to information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.
 As a result of the closing of this transaction, VapAria is now a wholly owned subsidiary of our company and its business and operations represent those of our company. Information regarding VapAria’s business and operations, together with its financial statements, are included in the Post-Effective Amendment No. 4 to our Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 30, 2014 (the “Post-Effective Amendment”).

On April 11, 2014 OICco Acquisition IV, Inc. entered into that certain Share Exchange Agreement and Plan of Reorganization (the “Agreement”) with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation (“VapAria”) and the shareholders of VapAria (the “VapAria Shareholders”) pursuant to which we agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of our capital stock. On July 31, 2014 all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”), and the transaction closed.

On November 8, 2013, Mr. Miguel Dotres was appointed as the sole officer and director of Petrus Resources Inc.  Petrus Resources Inc., is an effective Blank Check company.

Andrew Deme, Secretary and Treasurer age 48

Since 1997 to present, Mr. Deme has be the Principle of Gulfstream Consulting in Ft. Lauderdale, FL.  Gulfstream has worked collaboratively with an array of businesses in a variety of different industries to provide services in the areas of corporate development, financial modeling, operations analysis, due diligence, strategic marketing, business development, acquisition identification, and capital funding sourcing.

From 2004 to 2006, Mr. Deme was the Managing Director and Founder of Bahamas Aviation Services Limited located in Ft. Lauderdale, FL and Nassau, Bahamas.  Mr. Deme recruited and led a consortium of aviation industry experts and leaders to formally respond to a request for proposal from the Bahamian Government to plan, build and operate a $500M international airport in Nassau.  He led the executive direction, management and coordination of the teaming partners to develop the proposal that was submitted.

From 2000 to 2010, Mr. Deme was the President and owner of numerous preschools that operated under the trade name Oxford Academy.

Conflicts of Interest

Mr. Dotres and Mr. Deme are the sole officers and director of NAS Acquisition I, Inc. which is a blank check company. Mr. Deme has no interest in any other blank check company.   Each blank check company in which Mr. Dotres has an interest will have essentially the same structure and the same shareholders. If there are multiple blank check companies effective, all will be presented to the prospective purchaser and the purchaser will choose.

Our officers and director will offer the securities of our company on the same basis as any other blank check company in which he is involved and to the same group of intended shareholders. There is, of course, no guarantee that any offering will be subscribed in sufficient quantity to close the offering, but, in that event, investors will receive their money back and the offering will be withdrawn. Offers of each company's stock in which our officer and director is a principal will be made immediately upon the Securities and Exchange Commission deeming it effective and in order of the date on which the registration became effective. Therefore, an offering with the oldest effective date will be closed, before a more recent offering is closed.

Our officers and director are not full time employees of our company and is actively involved in other business pursuits. Mr. Dotres also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, he will experience conflicts in allocating his time among their various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Board Committees

NAS Acquisition, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Miguel Dotres., President and Director	2014	-	-	-	-	-	-	-

Andrew Demer Secretary and Treasurer	2014	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to NAS Acquisition, Inc., or for any meeting attended. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since NAS Acquisition, Inc.’s incorporation on May 28, 2014, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement may be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

NAS Acquisition, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Miguel Dotres, President/Dir.	8,000,000	100.00%	0.00%
	All Directors and Officers as a group (2 persons)	8,000,000	100.00%	0.00%

Footnotes

(1) The address of the executive officer and director is c/o NAS Acquisition, Inc 5881 NW 151 ST. Suite 216 Miami Lakes, FL  33014.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (1,000,000 shares of common stock newly issued and the sale of 8,000,000 shares held by Miguel Dotres). The aggregate amount of shares to be issued and outstanding after the offering is 9,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about May 28, 2014, Miguel Dotres, our president and director, paid for expenses involved with the incorporation of NAS Acquisition, Inc. with personal funds on behalf of NAS Acquisition, Inc., in exchange for 8,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of the Securities Act.

The price of the common stock issued to Miguel Dotres was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Miguel Dotres, the Company’s president and director and Mr. Deme the secretary and treasurer are the only promoters of the company.

REPORTS TO SECURITY HOLDERS

1. After this offering, NAS will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, NAS will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company intends to file Form 8-K upon effectiveness of this registration.

3. The public may read and copy any materials NAS files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. NAS’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, NAS Acquisition, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NAS of expenses incurred or paid by a director, officer or controlling person of NAS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NAS will, unless in the opinion of NAS legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND EXHIBITS.
NAS Acquisition, Inc.
Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet as of June 30, 2014	F3

Statement of Operations for the period May 28, 2014 (date of inception) to June 30, 2014	F4

Statement of Changes in Stockholders (Deficit) for the period May 28, 2014 (date of inception) to June
30, 2014	F5

Statement of Cash Flows for the period May 28, 2014 (date of inception) to June 30, 2014	F6

Notes to Financial Statements	F7 - F9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NAS Acquisition, Inc.
Miami Lakes, FL

We have audited the accompanying balance sheet of NAS Acquisition, Inc. (the "Company") as of June 30, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from May 28, 2014 (inception) through June 30, 2014. The Company's management is responsible for these financial  statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal  control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion.  An  audit  also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our  opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from May 28, 2014(inception) through June  30, 2013 in conformity with accounting principles generally accepted in the United States of America.
[Missing Graphic Reference]

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include  any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP
MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

September 16, 2014

NAS ACQUISITION, INC.

FINANCIAL STATEMENTS
June 30, 2014

Balance Sheets

June 30
2014

Total assets	$-
-
Current liabilities
$-
Total current liabilities	-

Stockholders' deficit
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800
Additional paid in capital	1,700
Accumulated deficit	(2,500)
Total stockholders' deficit	-

Total liabilities and stockholders' deficit	$-

See accompanying notes to the financial statements

NAS ACQUISITION, INC.

Statements of Operations

Period of May 28, 2014 (Inception) to June 30, 2014

Operating expenses
General and administrative	$-
Professional fees	2,500
Total operating expenses	2,500

Net loss	$2,500

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average shares outstanding	8,000,000

See accompanying  notes to the financial statements

NAS ACQUISITION, INC.

Statement of Changes in Stockholders' Equity (Deficit)

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, May 28, 2014 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	8,000,000	800	1,700	-	2,500
Net loss, period ending June 30, 2014	-	-	-	(2,500)	(2,500)
Balance, June 30, 2014	8,000,000	$800	$1,700	$(2,500)	$-

See accompanying notes to the financial statements.

NAS ACQUISITION, INC.

Statements of Cash Flows

Period of May 28, 2014 (Inception) to June 30, 2014
Cash flows from operating activities
Net loss	$(2,500)
Changes in operating liability:
Net cash used in operating activities	(2,500)

Cash flows from financing activities
Proceeds from sales of common stock	2,500
Net cash provided by financing activities	2,500

Net change in cash	-
Cash, beginning of period	-
Cash, end of period	$-

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to the financial statements.

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2014

Note 1 - Nature of Business

NAS Acquisition, Inc. (the Company) was incorporated under the laws of the State of Nevada on May 28, 2014 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company.

The Company has elected a fiscal year end of June 30.

Note 2 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Note 3 - Significant Accounting Policies

Basis of presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of June 30, 2014.

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2014

Note 3 - Significant Accounting Policies (continued)

Earnings Per Share Information

FASB ASC 260, “Earnings Per Share” provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

In the period ended June 30, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

June 30, 2014
Deferred tax asset attributable to
Net operating loss carryover	$875
Valuation allowance	(875)
Net deferred tax assets	$-

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2014

Note 4 - Stockholders’ Equity

Preferred Stock

The authorized preferred stock of the Company consists of 25,000,000 shares with a $0.0001 par value. We have not issued preferred shares since inception on May 28, 2014.

Common stock

The authorized common stock of the Company consists of 100,000,000 shares with a $0.001 par value.

The Company issued 8,000,000 shares for total cash considerations of $2,500 during the period ending June 30, 2014.

There were 8,000,000 shares issued and outstanding as of June 30, 2014.

Note 4 - Related Party Transactions

On May 28, 2014 Miguel Dotres an officer and director paid $2,500 for 8,000,000 common shares of stock of the Company.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by NAS in connection with the sale of the common stock being registered. NAS has agreed to pay all costs and expenses in connection with this offering of common stock. Miguel Dotres is the source of the funds for the costs of the offering. Mr. Dotres has no agreement in writing to pay the expenses of this offering on behalf of NAS and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$4,000
Accounting Fees	$2,500
Escrow Fees	$2,500
Registration Fee	$49.91

Total	$9,049.91

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

NAS Acquisition, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, NAS Acquisition, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On May 28, 2014, Miguel Dotres, our president and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in exchange for 8,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

At the time of the issuance, Miguel Dotres was in possession of all available material information about us, as he was  the only officer and director. On the basis of these facts, NAS Acquisition, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. NAS believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Miguel Dotres was an executive officer of NAS and thus had fair access to all material information about NAS before investing;

•	There was no general advertising or solicitation; and

•	The shares bear a restrictive transfer legend.

All shares issued to Miguel Dotres were at a price per share of $0.0003125. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, NAS was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a)	Articles of Incorporation
b)	Bylaws adopted on May 28, 2014

5.1	Opinion of Harold P. Gewerter, Esq.

23.1	Consent of Independent Auditor

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.      Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.           The undersigned registrant hereby undertakes that:

1.  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the   initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Miami, state of Florida on September 16, 2014.

NAS Acquisition, Inc.
(Registrant)

By: /s/ Miguel Dotres
Miguel Dotres, President

By: /s/ Andrew Deme
Andrew Deme, Secretary, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	President, Director	September 16, 2014
Miguel Dotres	Chief Executive Officer

Andrew Deme	Secretary, Treasurer	September 16, 2014